Exhibit 10.12

ADDENDUM TO COMMERCIAL SALES AGREEMENT

This Addendum to Commercial Sales Agreement (the “Addendum”) by and between Wells Fund XIV - 3675 Kennesaw 75 Parkway, LLC, a Georgia limited liability company (“Seller”) and Parallax Digital Studios, Inc., a Georgia corporation (“Purchaser”) is an addendum to that certain Commercial Sales Agreement with an offer date of December 8, 2011 (the “Agreement”), for the purchase and sale of real property known as 3675 Kennesaw Parkway, Kennesaw, Georgia, and is entered into between the parties as of the 4th day of January, 2012. All items and conditions of the Agreement, as modified by this Addendum, are agreed to and accepted by the undersigned.

1.    Legal Description. Attached hereto and incorporated herein by reference as Exhibit A is the legal description of the Property.

2.    Escrow Agent. The definition of “Escrow Agent” as it appears in Section 3 of the Agreement shall mean 1499, Inc. an agent of Chicago Title Insurance Company whose address is 326 Roswell Street, Suite 100, Marietta, Georgia 30060.
3.    Earnest Money. Section 3 of the Agreement is revised to read that the Earnest Money must be deposited within two (2) business days of the full execution and delivery of the Agreement, and this Addendum (together, the “Contract”).

4.    Title Company. The definition of “Title Company” appearing in Section 4 of the Agreement shall mean 1499, Inc.

5.    Permitted Title Exceptions. In addition to the Permitted Title Exceptions set forth in subsections (A) through (E) of Section 4 of the Agreement, the definition of “Permitted Exceptions” shall also include those matters set forth on Exhibit B attached hereto and incorporated herein by reference.

6.    Title and Survey Review Period. In each place in Section 4 of the Agreement where the number 20 appears (in words or numbers or both), it shall hereafter be deemed to refer to the number 5. In each instance in Sections 4 and 19 of the Agreement where the number 30 appears (in words or numbers or both), it shall hereafter be deemed to refer to the number 25.

7.    Seller's Knowledge. In each instance in the Agreement where the phrase “to Seller's knowledge and belief” or “to Seller's best reasonable knowledge” appears, it shall refer only to the actual knowledge of Bo Beacham, who has been actively involved in the management of Seller's business in respect of the Property in the capacity as Asset Manager for Seller. The term “to Seller's knowledge and belief” or “to Seller's best reasonable knowledge” shall not be construed, by imputation or otherwise, to refer to the knowledge of Seller, or any affiliate of Seller, or to any other partner, member, beneficial owner, officer, director, agent, manager, representative or employee of Seller, or any of their respective affiliates, or to impose on the individual named above any duty to investigate the matter to which such actual knowledge, or the absence thereof, pertains. There shall be no personal liability on the part of the individual named above arising out of any representations or warranties made herein or otherwise.

8.    Service Contracts. The first sentence of Section 5 is here by deleted in its entirety and substituted in lieu thereof shall be the following: “Seller represents to Purchaser that there are no management, service or other contracts that affect the Property that cannot be terminated at Closing by Seller. Prior to the expiration of the Inspection Period, Purchaser will designate in a written notice to Seller which service contracts Purchaser will assume and which service contracts will be terminated by Seller at Closing; provided, however, that Seller shall not be obligated to terminate, and Purchaser shall assume the obligations of Seller arising from and after Closing under, all service contracts which cannot be terminated by Seller upon no more than thirty (30) days prior notice or which can be terminated by Seller only upon payment of a fee, premium, penalty or other form of early termination compensation. If Purchaser fails to notify Seller in writing on or before the last day of the Inspection Period of any service contracts that Purchaser does not desire to assume at Closing, Purchaser shall be deemed to have elected to assume all such service contracts.

9.    Appliances. The first sentence of Section 7 of the Agreement is hereby deleted in its entirety and of no force or effect.

10.    Casualty. The first sentence of Section 8 of the Agreement is hereby deleted in its entirety and of no force or effect; and the following sentence is inserted in lieu thereof: “Seller agrees that from and after the date hereof until Closing, Seller shall not change or alter the physical condition of the Property and will continue to maintain the Property in a manner consistent with Seller's customary practices.” The word “substantially” appearing in the third sentence of Section 8 of the Agreement shall mean such instances of damage or destruction of the Property which can be repaired or restored at a cost of more than $50,000.00. Should the Property be less than substantially damaged, then at Closing, Purchaser shall be entitled to an assignment of any insurance proceeds, and Purchaser shall receive a credit for any deductible amount, or, if Seller chooses not to assign Purchaser such insurance proceeds and provide Purchaser a credit at Closing for the amount of any such deductible, Seller or Purchaser shall have the right to terminate this Agreement.

11.    Real Estate Commission. In each place in Section 10 of the Agreement where the number 2.5 appears (in words or numbers or both), it shall hereafter be deemed to refer to the number 5. Section 10 of the Agreement is further amended by deleting the phrase “all cash to Wilder Realty, Inc. at closing” and inserting in lieu thereof “50% to Broker and 50% to Co-Broker, in cash at Closing, if and only if the Closing occurs.” Brokers agree that if the Closing fails to occur for any reason, then no commission shall have been earned and none shall be payable.

12.    Notices. Section 15 of the Agreement is revised to include the notice address of Seller, as follows:

As to Seller:                    with a copy to:

c/o Wells Real Estate Funds            Troutman Sanders LLP
6200 The Corners Parkway            600 Peachtree Street, N.E., Ste. 5200
Norcross, Georgia 30092            Atlanta, Georgia 30308-2216
Attention: Mr. F. Parker Hudson        Attn: Jennifer M. Duncan
Facsimile: 770.243.4684            Facsimile: 404.962.6765
Email: parker.hudson@wellsref.com        Email: jennifer.duncan@troutmansanders.com

13.    Environmental Condition. Section 18 of the Agreement is hereby deleted in its entirety and of no force or effect.

14.    Closing. Section 21 of the Agreement is revised to read that Closing shall be held on the date which is ten (10) business days after the expiration of the Inspection Period at offices of 1499, Inc. It is contemplated that the transaction shall be closed with the concurrent delivery of the documents of title and the payment of the Purchase Price. Notwithstanding the foregoing, there shall be no requirement that Seller and Purchaser physically meet for the Closing, and all documents to be delivered at the Closing shall be delivered to 1499, Inc., unless the parties hereto mutually agree otherwise. Seller and Purchaser agree to use reasonable efforts to complete all requirements for the Closing prior to the date of Closing.

15.    Inspections. All inspections contemplated or permitted under the Agreement shall be nondestructive in nature and specifically shall not include any physically invasive testing unless such testing is recommended by the results of Purchaser's Environmental Phase I and the proposed tests are approved in writing by Seller in advance. Seller reserves the right to have a representative present at the time of making any such inspection. Purchaser shall notify Seller not less than one (1) business day in advance of making any such inspection, which notice shall be given via email Bo Beacham (at bo.beacham@wellsref.com) and Parker Hudson (parker.hudson@wellsref.com). To the extent that Purchaser or any of its representatives, agents or contractors damages or disturbs the Property or any portion thereof, Purchaser shall return the same to substantially the same condition which existed immediately prior to such damage or disturbance. Purchaser shall maintain and shall ensure that Purchaser's consultants and contractors maintain commercial general liability insurance in an amount not less than $1,000,000, combined single limit, and in form and substance adequate to insure against all liability of Purchaser and its consultants and contractors, respectively, and each of their respective agents, employees and contractors, arising out of inspections and testing of the Property or any part thereof made on Purchaser's behalf. Purchaser agrees to provide to Seller a certificate of insurance with regard to each applicable liability insurance policy prior to any entry upon the Property.

16.    General. Sections 23(J) and 23(N) of the Agreement are hereby deleted in their entirety and of no force or effect. The phrase “the date of Closing” is inserted in the blank in Section 23(O) of the Agreement.

17.    Publicity. The parties agree that, prior to Closing, and except for disclosures required by law or governmental regulations applicable to such party, no party shall, with respect to the Contract and the transaction contemplated thereby, contact or conduct negotiations with public officials (except such contacts and negotiations as are customary to determine the zoning and use of the Property), make any public announcements or issue press releases regarding this Agreement or the transactions contemplated hereby to any third party without the prior written consent of the other party hereto. Additionally, Seller shall have the right to review and approve (such approval not to be unreasonably withheld) the contents and substance of any public announcement or press release. No party shall record the Agreement, the Addendum or any notice hereof.

18.    Release. Effective as of Closing, Purchaser hereby waives and releases Seller and its officers, directors, shareholders, members, partners, agents, affiliates, employees and successors and assigns from and against any and all claims, obligations and liabilities arising out of or in connection with the Property. To the fullest extent permitted by law, Purchaser does hereby unconditionally waive and release Seller and its officers, directors, shareholders, members, partners, agents, affiliates and employees from any present or future claims and liabilities of any nature arising from or relating to the presence or alleged presence of hazardous substances in, on, at, from, under or about the Property or any adjacent property, including, without limitation, any claims under or on account of any environmental law, regardless of whether such hazardous substances are located in, on, at, from, under or about the Property or any adjacent property prior to or after the date hereof; provided, however, that with respect to any adverse environmental condition knowingly and intentionally caused solely by Seller at the Property, the foregoing release as it applies to Seller will become effective on the date which is twelve (12) months following Closing unless prior thereto Purchaser shall have given Seller written notice that Seller knowingly and intentionally caused an adverse environmental condition to exist upon the Property and commenced legal action with respect thereto. The terms and provisions of this Section 18 shall survive the Closing.

19.    Entire Agreement. The first sentence of Section 23(A) of the Agreement is hereby deleted in its entirety and substituted in lieu thereof shall be the following: “This Agreement, along with the Addendum, and Right of Entry Agreement, constitutes the sole and entire agreement between the parties hereto with respect to the subject matter hereof, and no modifications of the Agreement, Addendum or Right of Entry Agreement shall be binding unless signed by all parties.”

20.    Closing Costs. The following sentence shall be added to the end of Section 20 of the Agreement: “Purchaser also shall pay the cost of all title insurance premiums and title examination expenses with respect to the policy of owner's title insurance to be issued to Purchaser (including all endorsements thereto) and for all title insurance premiums payable with respect to all mortgagee title insurance policies that may be issued to any lender of Purchaser.”

21.    No Reliance. Except as otherwise expressly provided in the Contract or in any documents to be executed and delivered by Seller to Purchaser at Closing, Seller has not made, and Purchaser has not relied on, any information, promise, representation or warranty, express or implied, regarding the Property, whether made by Seller, on behalf of Seller, or otherwise, including, without limitation, the physical condition of the Property, title to or the boundaries of the Property, pest control matters, soil conditions, the presence, existence or absence of hazardous wastes, toxic substances or other environmental matters, compliance with building, health, safety, land use and zoning laws, regulations and orders, structural and other engineering characteristics, traffic patterns, market data, economic conditions or projections, and any other information pertaining to the Property or the market and physical environments in which the Property is located. Purchaser acknowledges (i) that Purchaser has entered into the Contract with the intention of making and relying upon its own investigation or that of Purchaser's own consultants and representatives with respect to the physical, environmental, economic and legal condition of the Property and (ii) that Purchaser is not relying upon any statements, representations or warranties of any kind, other than those specifically set forth in the Contract or in any document to be executed and delivered by Seller to Purchaser at the Closing, made (or purported to be made) by Seller or anyone acting or claiming to act on behalf of Seller.

22.    Tax Proration. The following sentence shall be added to the end of Section 23(M): “In the event that such proration of taxes is based upon a prior year's tax bill, resulting in the taxes actually due being more or less than the amount used for the proration for the year of Closing, Purchaser and Seller agree to make such adjustments between and pay such sums one to the other as to accurately prorate taxes between themselves.”

[Signatures appear on following page]

IN WITNESS WHEREOF, the parties hereto have set forth their hands as of the date first set forth above.

WELLS FUND XIV - 3675 KENNESAW 75 PARKWAY, LLC,
a Georgia limited liability company

By:    Wells Real Estate Fund XIV, L.P.,
a Georgia Limited partnership, its sole member

By:    Wells Capital, Inc., a Georgia corporation
its general partner

By: /s/Douglas P. Williams
Name: Douglas P. Williams
Title: Senior Vice President

/s/Douglas P. Williams
Leo F. Wells, III, its general partner, by and
through Douglas P. Williams as attorney in fact

PARALLAX DIGITAL STUDIOS, INC.,
a Georgia corporation

By: /s/ David E. Clevenger
Name: David E. Clevenger
Title: President
1/04/2012

EXHIBIT “A”

LEGAL DESCRIPTION

ALL THAT TRACT OR PARCEL OF LAND LYING OR BEING IN LAND LOT 91 OF THE 20TH LAND DISTRICT, SECOND SECTION, COBB COUNTY, GEORGIA, AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCE FROM THE PO1NT OF INTERSECTION OF THE SOUTHERLY RIGHT-OF-WAY LINE OF JILES ROAD (HAVING A VARIABLE WIDTH RIGHT-OF-WAY) AND THE WESTERLY RIGHT-OF-WAY LINE OF KENNESAW / 75 PARKWAY (HAVING A 60 FOOT WIDE RIGHT-OF WAY) IF THE RIGHT-OF-WAY LINES WERE EXTENDED TO FORM A POINT OF INTERSECTION RATHER THAN A MITER AND ALONG SAID WESTERLY RIGHT-OF-WAY LINE OF KENNESAW / 75 PARKWAY THE FOLLOWING FIVE COURSES AND DISTANCES: SOUTH 02 DEGREES 26 MINUTES 34 SECONDS WEST A DISTANCE OF 54.98 FEET TO A POINT; THENCE SOUTH 02 DEGREES 26 MINUTES 34 SECONDS WEST A DISTANCE OF 504.30 FEET TO A POINT; THENCE ALONG A CURVE TO THE LEFT HAVING A RADIUS OF 1,393.20 FEET, AN ARC LENGTH OF 590.62 FEET, BEING SUBTENDED BY A CHORD BEARING OF SOUTH 09 DEGREES 42 MINUTES 07 SECONDS EAST AND A CHORD DISTANCE OF 586 .21 FEET TO A POINT; THENCE SOUTH 21 DEGREES 50 MINUTES 49 SECONDS EAST A DISTANCE OF 31.66 FEET TO A POINT; THENCE ALONG A CURVE TO THE RIGHT HAVING A RADIUS OF 1,403.50 FEET, AN ARC LENGTH OF 106.11 FEET, BEING SUBTENDED BY A CHORD BEARING OF SOUTH 19 DEGREES 40 MINUTES 52 SECONDS EAST AND A CHORD DISTANCE OF 106.08 FEET TO A IRON PIN FOUND (ONE HALF INCH REBAR) AT THE TRUE POINT OF BEGINNING; THENCE FROM THE TRUE POINT OF BEGINNING AS THUS ESTABLISHED, CONTINUING ALONG THE SAID WESTERLY RIGHT-OF-WAY LINE OF KENNESAW / 75 PARKWAY AND ALONG THE CURVE TO THE RIGHT HAVING A RADIUS OF 1,403.50 FEET, AN ARC LENGTH OF 456.43 FEET, BEING SUBTENDED BY A CHORD BEARING OF SOUTH 08 DEGREES 09 MINUTES 29 SECONDS EAST AND A CHORD DISTANCE OF 456.39 FEET TO AN IRON PIN FOUND (ONE HALF INCH REBAR); THENCE DEPARTING THE SAID WESTERLY RIGHT-OF-WAY LINE OF KENNESAW / 75 PARKWAY NORTH 88 DEGREES 45 MINUTES 55 SECONDS WEST A DISTANCE OF 412.13 FEET TO AN IRON PIN FOUND (ONE HALF INCH REBAR); THENCE SOUTH 31 DEGREES 19 MINUTES 11 SECONDS WEST A DISTANCE OF 83.45 FEET TO AN IRON PIN FOUND (ONE HALF INCH DEBAR); THENCE SOUTH 16 DEGREES 48 MINUTES 12 SECONDS WEST A DISTANCE DF 47.81 FEET TO AN IRON PIN FOUND (ONE HALF INCH REBAR); THENCE DUE NORTH A DISTANCE OF 371.59 FEET TO AN IRON PIN FOUND (ONE HALF INCH REBAR); THENCE NORTH 74 DEGREES 33 MINUTES 33 SECONDS EAST A DISTANCE OF 159.51 FEET TO AN IRON PIN FOUND (ONE HALF INCH REBAR); THENCE NORTH 39 DEGREES 54 MINUTES 39 SECONDS EAST A DISTANCE OF 84.10 FEET TO AN IRON PIN FOUND (ONE HALF INCH REBAR); THENCE NORTH 60 DEGREES 16 MINUTES 07 SECONDS EAST A DISTANCE OF 164.10 FEET TO AN IRON PIN FOUND (ON HALF INCH REBAR); THENCE DUE EAST A DISTANCE OF 54.27 FEET TO THE TRUE POINT OF BEGINNING.

SAID TRACT OR PARCEL OF LAND CONTAINS 3.809 ACRES (BEING 165,934 SQUARE FEET), INCLUDING ALL EASEMENTS.
TOGETHER WITH:

A PERPETUAL, NONEXCLUSIVE EASEMENT OVER, THROUGH AND UPON THE LAND DESCRIBED BELOW FOR THE USE, MAINTENANCE, REPAIR AND REPLACEMENT OF A SANITARY SEWER LINE UPON ALL THAT TRACT OR PARCEL OF LAND LYING OR BEING IN LAND LOT 91 OF THE 20TH LAND DISTRICT, SECOND SECTION, COBB COUNTY, BEORGIA, AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCE FROM THE POINT OF INTERSECTION OF THE SOUTHERLY RIGHT-OF-WAY LINE OF JILES ROAD (HAVING A VARIABLE WIDTH RIGHT-OF-WAY) AND THE WESTERLY RIGHT-OF-WAY LINE OF KENNESAW / 75 PARKWAY (HAVING A 60 FOOT WIPE RIGHT-OF-WAY) IF THE RIGHT-OF-WAY LINES WERE EXTENDED TO FORM A POINT OF INTERSECTION RATHER THAN A MITER AND ALONG SAID WESTERLY RIGHT-OF-WAY LINE OF KENNESAW / 75 PARKWAY THE FOLLOWING THREE COURSES AND DISTANCES: SOUTH 02 DEGREES 26 MINUTES 34 SECONDS WEST A DISTANCE OF 54.95 FEET TO A POINT; THENCE SOUTH 02 DEGREES 26 MINUTES 34 SECONDS WEST A DISTANCE OF 504.30 FEET TO A POINT; THENCE ALONG A CURVE TO THE LEFT HAVING A RADIUS OF 1,393.20 FEET, AN ARC LENGTH OF 477.29 FEET, BEING SUBTENDED BY A CHORD BEARING OF SOUTH 07 DEGREES 22 MINUTES 18 SECONDS EAST AND A CHORD DISTANCE OF 474.96 FEET TO A POINT AT THE TRUE POINT OF BEGINNING; THENCE FROM

THE TRUE POINT OF BEGINNING AS THUS ESTABLISHED, CONTINUING ALONG THE SAID WESTERLY RIGHT-OF -WAY LINE OF KENNESAW / 75 PARKWAY THE FOLLOWING THREE COURSES AND DISTANCES: ALONG A CURVE TO THE LEFT HAVING A RADIUS OF 1,393.20 FEET, AN ARC LENGTH OF 113.33 FEET, BEING SUBTENDED BY A CHORD BEARING OF SOUTH 19 DEGREES 30 MINUTES 59 SECONDS EAST AND A CHORD DISTANCE OF 113.30 FEET TO A POINT; THENCE SOUTH 21 DEGREES 50 MINUTE'S 49 SECONDS EAST A DISTANCE OF 31.66 FEET TO A POINT; THENCE ALONG A CURVE TO THE RIGHT HAVING A RADIUS OF 1,403.50 FEET, AN ARC LENGTH OF 106.11 FEET, BEING SUBTENDED BY A CHORD BEARING OF SOUTH 19 DEGREES 40 MINUTES 52 SECONDS EAST AND A CHORD DISTANCE OF 106.08 FEET TO A POINT; THENCE DEPARTING THE SAID WESTERLY RIGHT-0F-WAY LINE OF KENNESAW / 75 PARKWAY DUE WEST A DISTANCE OF 20.99 FEET TO A POINT; THENCE ALONG A CURVE TO THE LEFT HAVING A RADIUS OF 1,383.54 FEET, AN ARC LENGTH OF 98.28 FEET. BEING SUBTENDED BY A CHORD BEARING OF NORTH 19 DEGREES 48 MINUTES 43 SECONDS WEST AND A CHORD DISTANCE OF 98.26 FEET TO A POINT; THENCE NORTH 21 DEGREES 50 MINUTES 49 SECONDS WEST A DISTANCE OF 31.66 FEET TO A POINT; THENCE ALONG A CURVE TO THE RIGHT HAVING A RADIUS OF 1,413.20 FEET, AN ARC LENGTH OF 112.09 FEET, BEING SUBTENDED BY A CHORD BEARING OF NORTH 19 DEGREES 34 MINUTES 28 SECONDS WEST AND A CHORD DISTANCE OF 112.06 FEET TO A POINT; THENCE NORTH 60 DEGREES 32 MINUTES 57 SECONDS EAST A DISTANCE OF 12.44 FEET TO A POINT; THENCE NORTH 71 DEGREES 11 MINUTES 04 SECONDS EAST A DISTANCE OF 7.85 FEET TO THE TRUE POINT OF BEGINNING.
SAID TRACT OR PARCEL OF LAND CONTAINS 0.113 ACRES (BEING 4,940 SQUARE FEET).

EXHIBIT “B”

PERMITTED TITLE EXCEPTIONS

1.	Taxes and assessments for the year 2012, and subsequent years, which are not yet due and payable.

2.    All matters which would be shown by a current and accurate survey of the Property.

3.	Easement from K75 Phase III Limited Partnership to Georgia Power Company, dated July 22, 2003, filed March 10, 2004, and recorded in Deed Book 13941, page 4225, Cobb County, Georgia Records.

4.	Declaration of Covenants and Restrictions for Kennesaw/75, dated September 15, 1997, filed September 25, 1997, and recorded at Deed Book 10670, page 466, aforesaid records.

5.	Easement from Kennesaw/75 Venture, L.P. to Georgia Power Company, dated January 31, 1990, filed March 14, 1990, and recorded at Deed Book 5666, page 515, aforesaid records.

6.	Easement from Kennesaw/75 Venture, L.P. to Cobb Electric Membership Corporation, dated January 31, 1990, filed June 18, 1990, and recorded at Deed Book 5768, page 411, aforesaid records.

7.
Sanitary sewer use easement and 40 foot wide support slope as set forth in paragraph (i) of Exhibit "EE" of that certain General Warranty Deed from Kennesaw 75 Venture, L.P. to Kennesaw Parkway Partners, L.P., dated December 5, 1996, and recorded at Deed Book 10033, page 4, aforesaid records.

8.	Final Plat for Kennesaw/75 recorded at Plat Book 207, page 74, aforesaid records

ATLANTA COMMERCIAL BOARD OF REALTORS®, INC
COMMERCIAL SALES AGREEMENT

1. PURCHASE AND SALE. As a result of the efforts of Wilder Realty, Inc ("Broker"), a licensed real estate broker, and Colliers International ("Co-Broker"), a licensed real estate broker, the undersigned purchaser ("Purchaser"), agrees to buy, and the undersigned seller ("Seller"), agrees to sell all that tract of land 3675 Kennesaw Pkwy., Kennesaw, Ga . 30144 as more particularly described in Exhibit "A" attached hereto and by this reference made a part hereof, together with all improvements now located thereon, including all electrical, mechanical, plumbing and other systems and all fixtures located therein, as well as plants, trees and shrubbery thereon (collectively, the "Property").

2. PURCHASE PRICE AND METHOD OF PAYMENT. The purchase price ("Purchase Price") of the Property shall be Two million four hundred thousand ($2,400,000) DOLLARS (U.S.) to be paid as follows: all cash at closing.

3. EARNEST MONEY. Purchaser has deposited with Wilder Realty. Inc ("Escrow Agent"), whose contact information is set forth in Section 15 below, $25, 000 _cash x check, as "Earnest Money" which Earnest Money shall be applied as partial payment of the cash portion of the purchase price of the Property at the time the sale is consummated. If Broker or Co-Broker are acting as Escrow Agent then the receipt of the Earnest Money is hereby acknowledged by Escrow Agent. If a party other than Broker or Co-Broker is acting as Escrow Agent such party shall be engaged pursuant to separate agreement. If Purchaser's check for the Earnest Money is returned by Purchaser's bank for any reason, Seller shall have the option to declare this Agreement null and void by written notice to Purchaser and Escrow Agent. Purchaser and Seller understand and agree that Escrow Agent shall deposit Earnest Money within five (5) banking days following the execution of this Agreement by all parties. The parties to this Agreement agree that Escrow Agent shall deposit the Earnest Money in _Escrow Agents Interest-bearing Escrow Trust Account and any interest earned on said deposit will be paid or credited to the party entitled to receive the Earnest Money in accordance with this Agreement or _Escrow Agent's Escrow Trust Account and any interest earned on said deposit shall be retained by _Escrow Agent or x Escrow Agent's non-interest bearing Escrow Trust Account. Purchaser's Social Security or Federal Employer ID# is ________. The parties to this Agreement understand and agree that the disbursement of the Earnest Money held by the Escrow Agent as escrow agent can occur only (A) at closing; (B) upon written agreement signed by all parties having an interest in the funds; (C) upon court order; (D) upon the failure of any contingency or failure of either party to fulfill its obligations as set forth. in this Agreement; or (E) as otherwise set out herein. In the event of a dispute between Purchaser and Seller regarding this Agreement and/or distribution of the Earnest Money, sufficient in the discretion of Escrow Agent to justify its doing so, Escrow Agent shall be entitled to interplead all or any disputed part of the Earnest Money into court, and thereupon be discharged from all further duties and liabilities hereunder. The filing of any such interpleader action shall not deprive Escrow Agent of any of its rights under this Agreement. Purchaser and Seller agree that Escrow Agent shall be entitled to be compensated by the party who does not prevail in the interpleader action for its costs and expenses, including reasonable attorney's fees, in filing said interpleader action. In such disputed cases, if Escrow Agent decides not to interplead, Escrow Agent may make a disbursal of the Earnest Money upon a reasonable interpretation of this Agreement. If Escrow Agent decides to make a disbursal to which all parties to this Agreement do not expressly agree, Escrow Agent shall give all parties fifteen (15) days notice in writing of Escrow Agent's intent to disburse. Such notice shall be delivered by certified mail to the parties' last known addresses and must recite to whom and when the disbursal will be made. After disbursement, Escrow Agent shall notify all parties by certified mail of such disbursement. Any such disbursal made by Escrow Agent upon advice of counsel shall conclusively be deemed to have been made upon a reasonable interpretation. The parties hereto further agree that the Escrow Agent is acting solely as a stakeholder at their request and for their convenience, that the Escrow Agent shall not be deemed to be the agent of either of the parties in Escrow Agent's capacity as escrow agent hereunder, and that the Escrow Agent shall not be liable to either of the parties for any action or omission on its part taken or made in good faith, but shall be liable for its acts of bad faith, in breach of this agreement or gross negligence or willful misconduct. Seller and Purchaser shall jointly and severally indemnify and hold the Escrow Agent harmless from and against all costs, claims and expenses, including without limitation reasonable attorneys fees, incurred in connection with the

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performance of the Escrow Agent's duties hereunder, except with respect to actions or omissions taken or made by the Escrow Agent in bad faith, in breach of this Agreement or involving gross negligence or willful misconduct on the part of the Escrow Agent.

4. TITLE. Seller agrees to convey good and marketable, fee simple title to the Property to Purchaser by Limited Warranty Deed. Good and marketable, fee simple title is hereby defined as title which is insurable by a national title insurance company (the "Title Company") at its standard rates on an ALTA Owner Policy, without exception other than the following "Permitted Title Exceptions": (A) zoning ordinances affecting the Property; (B) general utility, sewer and drainage easements of record upon which any buildings on the Property do not encroach; (C) subdivision restrictions of record; (D) current city, state and county ad valorem property and sanitary taxes not yet due and payable; and (E) leases and other easements, restrictions and encumbrances specified in this Agreement or on Exhibit "B" attached hereto and incorporated herein by this reference. Purchaser shall have thirty (30) days after the date that this Agreement has been fully executed and delivered to Seller and Purchaser to examine the title to the Property and notify Seller of any objections to matters affecting title to the Property, including the Permitted Title Exceptions. Seller shall have up to twenty (20) calendar days after receipt of Purchaser's written notice of objections in which to correct such defects, or to provide to Purchaser a written notice that Seller shall cause such objections to be corrected or cured on or before the date of Closing. If Seller shall fail to either cure or correct such title objections or defects, or provide to Purchaser such written notice obligating Seller to do so on or before the date of Closing, within twenty (20) calendar days after receipt of said written notice, then Purchaser shall have the choice of (1) accepting the Property with such legal defects, or (2) declining to accept the Property with such legal defects. Purchaser shall exercise such choice by written notice to Seller mailed within twenty (20) calendar days following the end of the period provided above for the correction by Seller of such legal defects or notice of Seller's intention to do so on or before the Closing. If Purchaser shall decline to so accept the Property subject to such legal defects, then this Agreement shall be null and void and the Earnest Money deposit shall be promptly refunded to Purchaser. In the event that Purchaser fails to make such election within such 20-day period it shall be conclusively deemed to have elected to accept the Property subject to such defects and proceed to Closing.
5. LEASES/SERVICE CONTRACTS. [Check the box in front of the applicable provision.]

x
Seller represents to Purchaser that there are no management, service or other contracts that affect the Property that cannot be terminated at Closing by Purchaser at its sole discretion. Seller also represents that as of the day of Closing, there will be no leases in effect on the Property.

_
Seller represents to Purchaser that there are no management, service or other contracts that affect the Property that cannot be terminated at Closing by Purchaser at its sole discretion, except as set forth on Exhibit "C" attached hereto and by this reference made a part hereof. Purchaser agrees to assume in writing all obligations of Seller arising from and after the date of Closing to the other parties under the contracts listed on Exhibit "C".

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_
Seller represents to Purchaser that there are no leases that affect the Property that will be in effect at closing except as set forth on Exhibit "D" attached hereto and by this reference made a part hereof. Purchaser agrees to assume in writing all obligations of Seller arising from and after the date of Closing to tenants under the leases listed on Exhibit "D" and all obligations of Seller arising from and after the date of Closing to pay any broker or brokers who negotiated such leases such commissions as are specified in such leases (or in separate commission agreements) in the same manner as if the Property had not been sold. Seller shall, promptly after Closing, provide a copy of such written assumption agreement to all leasing brokers of record. At Closing Seller shall in writing assign to Purchaser all Seller's interest in such leases with appropriate warranties as to the good standing of such leases, and provide Purchaser with the originals of such leases. Seller represents that the leases are in full force and effect on the date hereof and are fully assignable to Purchaser, that no default exists under the leases on behalf of either the landlord or tenant named therein; that the leases are the only agreements between Seller as "landlord" and tenants, there having been no modification of the leases, or otherwise; and that tenants are entitled hereafter to no concessions, rebates, and/or allowances or free rent for any period after the closing. In addition, Seller shall deliver to Purchaser on or before Closing, tenant estoppel certificates in the form required under such leases, or if no form is specified or required, in form and substance reasonably satisfactory to Purchaser. Rents and utilities, including all sanitary taxes and charges applicable to the Property shall be prorated as of the date of closing.

6. SELLER'S WARRANTIES. Seller agrees, represents and warrants that, to Seller's knowledge and belief (A) Seller has the full right and authority to enter into this Agreement and to consummate the sale of the Property as set forth herein; (B) Seller has not received any notice and has no knowledge that the Property is or will be affected by any special assessments, condemnation, eminent domain, change in grade of public streets or similar proceedings; (C) Seller has entered into no unperformed agreement, oral or written, not referred to herein, with reference to the Property, and neither the Seller nor the Property is subject to any judgment or decree of a court of competent jurisdiction, or to any lawsuit or administrative proceeding which would in any way adversely affect the Property or which would in any way be binding upon Purchaser or its successors or assigns, or which would limit or restrict in any way Seller's rights and ability to enter into this Agreement and consummate the transactions contemplated hereby; (D) Seller is a validly existing entity existing under the laws of the State of Georgia and the individual executing on behalf of the entity has authority to enter into the transaction contemplated by this Agreement, or if executed in an individual capacity, has authority to execute; (E) to Seller's best reasonable knowledge, Seller has good and marketable fee simple title to the Property which can be conveyed to Purchaser in accordance with the terms and conditions of this Agreement; (F) Except for the representations and warranties set forth in this Agreement or in any of the documents delivered at Closing (the "Seller's Warranties"), this sale is made and will be made without additional representations, covenants, or warranties of any kind by Seller and shall be made on an "as-is", "where-is" basis, with all faults, latent or patent. Consistent with the foregoing and subject solely to the Seller's Warranties, effective as of the Closing Date, Purchaser, for itself and its agents, affiliates, successors and assigns, hereby waives, relinquishes, releases and forever discharges Seller, its agents, affiliates, subsidiaries, successors and assigns (collectively the "Releasees") from any and all rights, claims and demands at law or in equity, whether known or unknown, which Purchaser has or may have in the future, arising out of the physical, environmental, economic, legal or other condition of the Property.
7. APPLIANCES AND MECHANICAL SYSTEMS. Seller warrants and represents that all appliances remaining with the Property, and the heating, air conditioning, plumbing, and electrical systems, will be in normal operating condition at the time of Closing. Purchaser shall have the privilege and responsibility of making inspections of said appliances and systems prior to Closing and notwithstanding anything contained herein to the contrary, Seller's responsibility in connection with the foregoing shall cease at Closing. To the extent transferable, Seller agrees to transfer and assign to Purchaser any and all transferable warranties regarding any such appliances and/or systems.

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8. CONDITION OF PROPERTY. Seller represents that at closing the improvements on the Property will be in the same condition as they are on the date this Agreement is signed by Purchaser, ordinary wear and tear excepted. Until Closing, Seller shall, at Sellers expense, maintain in full force and effect the same fire and extended coverage insurance carried by Seller on the Property on the date of this Agreement. However, should the Property be destroyed or substantially damaged before Closing, then Seller shall provide to Purchaser written notice of such occurrence within ten (10) days after the date thereof, and, at the election of Purchaser: (A) this Agreement may be canceled; or (B) Purchaser may consummate this Agreement and receive an assignment of Seller's interest in such insurance proceeds as are paid or payable on the claim of loss. This election must be exercised within ten (10) days after Seller provides Purchaser written notice of the amount of the insurance proceeds, if any, which Seller will receive on the claim of loss. If Purchaser has not been so notified by Seller within forty-five (45) days subsequent to the occurrence of such damage or destruction, or by the date of Closing, whichever occurs first, Purchaser may at its option cancel this Agreement by written notice to Seller. If Purchaser fails to provide such notice to Seller, Purchaser shall be conclusively deemed to have elected to consummate this Agreement and receive an assignment of Seller's interest in such insurance proceeds as are paid or payable on the claim of loss.
9. AGENCY DISCLOSURE. Pursuant to Regulation 520-1.06 of the Georgia Real Estate Commission's Regulations and Georgia's Brokerage Relationships in the Real Estate Transactions Act ("BRRETA"), G.C.G.A. Section 10-6A-1 et. seq., Seller and Purchaser hereby acknowledge that Broker and Co-Broker, if any, make the following disclosures, checking all that apply:

As to Broker:

x	(A)	Broker represents the Purchaser only; or

_	(B)	Broker represents both the Seller and Purchaser jointly and such dual agency is expressly consented to by the parties by their execution of a Dual Agency Disclosure and Consent Agreement.

_	(C)
Broker has assigned Broker's affiliated license # _____ , to represent solely the Seller assist designated agent and has assigned Broker's affiliated licensee #_____to represent solely the Purchaser as its designated agent ; or

_	(D)	Broker represents neither the Seller nor the Purchaser, but rather is acting as a transactional broker pursuant to BRRETA.

As to Co-Broker:

x	(A)	4 of 14

(B)
Co-Broker represents both the Seller and Purchaser jointly and such dual agency is expressly consented to by the parties by their execution of a Dual Agency Disclosure and Consent Agreement. Co-Broker has assigned Broker's affiliated license # _____ to represent solely the Seller as its designated agent and has assigned Broker's affiliated licensee #_____ to represent solely the Purchaser as its designated agent; or

	(C)	Co- Broker represents neither the Seller nor the Purchaser, but rather is acting as a transactional broker pursuant to BRRETA.

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Neither Broker nor Co-Broker shall over any duty to Seller or Purchaser greater than what is set forth in BRRETA, Official Code of Georgia Annotated Section lO-6A-1 et seq.

10. REAL ESTATE COMMISSION. In negotiating this Agreement, Broker and Co-Broker (collectively "Brokers") have rendered a valuable service for which Brokers shall be paid a commission at closing by x Seller __Purchaser equal to two and one half percent (2.5%) of the Purchase Price (the "Commission"). Such Commission shall be payable at Closing as follows: all cash to Wilder Realty, Inc. at closing

No change shall be made by Purchaser or Seller with respect to the time of payment, amount of payment, or the conditions of payment of the Commission, without the written consent of Brokers. If this transaction involves an exchange of real estate, the full Commission shall be paid in respect to the property conveyed to each party to the other, and notice of the dual agency is hereby given and accepted by Seller and Purchaser. The Commission on an exchange shall be calculated on the amount of the stated basis of each property as taken in such exchange, according to the agreement between the parties, and if no value is placed on the property to be exchanged, then according to the reasonable value thereof. In the event of any exchange, each party shall be regarded as the seller as to the property conveyed by each party. Purchaser and Seller each hereby represent and warrant to the other, and to Brokers, that no party other than Brokers is entitled as a result of the actions of Seller or Purchaser, as the case may be, to a commission or other fee resulting from the execution of this Agreement or the transactions contemplated hereby, and Seller and Purchaser each hereby agree to severally indemnify, defend and hold each other and Brokers harmless from and against any and all costs, damages and expenses, including attorneys fees arising from claims made by broker or agents for additional real estate commissions or brokerage fees with whom the indemnifying party may have dealt. This representation, warranty and indemnity shall survive the rescission, cancellation, termination or consummation of this Agreement.

11. DISCLAIMER. Seller and Purchaser acknowledge that they have not relied upon the advice or representations, if any, of Brokers, or their associate brokers or salespersons concerning: (A) the legal and tax consequences of this Agreement in the sale of the Property; (B) the terms and conditions of financing of the Property; (C) the purchase and ownership of the Property; (D) the structural condition of the Property, (E) the operating condition of any business; (F) the operating condition of the electrical, heating, air conditioning, plumbing, water heating systems and appliances on the Property; (G) the availability of utilities to the Property; (H) the investment potential or resale value of the Property; (I) the financial ability of Purchaser; or, (J) any conditions existing on the Property which may affect the Property; or (K) any matter which could have been revealed through a survey, title search or inspection of the Property; (L) environmental matters relative to the Property. Seller and Purchaser both acknowledge that if such matters have been a concern to them, they have sought and obtained independent advice relative thereto.

12. ASSIGNMENT.

This Agreement, and the rights and obligations hereunder, may not be assigned by Purchaser without the prior written consent of Seller, which consent may not be unreasonably withheld, except to an affiliated company or a to be formed entity in which Purchaser has a majority equity interest, Notwithstanding anything contained herein to the contrary, however, any such approved assignee shall assume in writing all of the obligations and liabilities of Purchaser hereunder, and a copy of such assignment shalt be provided to Seller in writing within two (2) days after it is signed by Purchaser and assignee. No such assignment shall release the original Purchaser from liability to Seller as set forth in this Agreement.

x
Purchaser may assign this Agreement to a person, partnership, limited liability company or corporation without the prior-written consent of Seller with respect to the Purchaser. No such assignment shall release the original Purchaser from liability to Seller as set forth in this Agreement.

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13. RESPONSIBILITY TO COOPERATE. Seller and Purchaser agree that such documentation as is reasonably necessary to carry out the terms of this Agreement shall be produced, executed and/or delivered by such. parties within the time required to fulfill the terms and conditions of this Agreement.

14. DEFAULT REMEDIES.

Purchaser's Default. If the sale and purchase of the Property contemplated by this Agreement is not consummated because of Purchaser's default, then Seller shall retain the Earnest Money as full and final liquidated damages for such default of Purchaser, the parties hereto acknowledging that it is impossible to more precisely estimate the damages to be suffered by Seller' upon Purchaser's default, and the parties expressly acknowledging that retention of the Earnest Money is intended not as a penalty, but as full and final liquidated damages and that said sum is an agreed reasonable estimate of such damages. The Seller's right to retain the Earnest Money as full and final liquidated damages is Seller's sole and exclusive remedy in the event of default hereunder by Purchaser, and Seller hereby waives and releases any right to (and hereby covenants that it shall not) sue the Purchaser (A) for specific performance of this Agreement; or (B) to prove that Seller's actual damages exceed the Earnest Money which is hereby provided Seller as full and final liquidated damages. In the event the purchase and sale contemplated in this Agreement is not consummated because of Purchaser's default, Purchaser hereby waives and releases any right to (and hereby covenants that it shall not) sue Seller to recover the Earnest Money or any part thereof.

Seller's Default. If the purchase of the Property is not consummated in accordance with the terms and conditions of this Agreement because of Seller`s default, then the Earnest Money (including any interest earned thereon) shall be returned to Purchaser within five (5) business days of written demand from Purchaser and Purchaser shall have the right, at its sole election: (A) to terminate this Agreement; (B) to pursue specific performance plus the cost of obtaining specific performance; or (C) if Purchaser is not reasonably able to obtain specific performance of Seller's obligations under this Agreement or if specific performance is an inadequate remedy as a result of the acts or omissions of Seller, to pursue its remedies at law and equity (provided, however, in no event shall Purchaser be entitled to monetary damages in excess of an amount equal to the Earnest Money).

15. NOTICES. All notices required or permitted hereunder shall be in writing and shall be personally delivered or sent by U.S. Certified Mail, return receipt requested, postage prepaid or a nationally recognized overnight courier with delivery tracking, or on the date such notice is delivered in person evidenced by a signed delivery receipt, to the party entitled to receive such notice at the respective address of each party hereto set forth on the signature page hereof or at such other address a party hereto shall hereafter designate by written notice in compliance with the terms of this paragraph to the other party hereto.

As to Purchaser:		As to Seller:
Calvert G. Clevenger
and
Name:	David Clevenger	Name:	Wells Fund XIV
Address:	3042 Matlock Dr. NW	Address:
City, State, Zip:	Kennesaw, GA 30144	City, State, Zip:

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Fax No.:		Fax No.:

As to Broker:		As to Co-Broker:

Name:	Wilder Realty, Inc.	Name:	Collier International
Address:	312 Gray Shingle Ln.	Address:	1349 W. Peachtree St. Ste 1100
City, State, Zip:	Woodstock, GA 30189	City, State, Zip:	Atlanta, GA 30309

Fax No.:	770-973-0430	Fax No.:

As to Escrow Agent:

Name:	Wilder Realty, Inc
Address:	As above
City, State, Zip:
Fax No.:

Such notices shall be deemed to have been given as of the date and time actually received by the receiving party, or the date of refusal to accept delivery or inability to deliver, as shown on the return receipt. In the event no address for purpose of notice is specified with respect to a particular party as required by this Paragraph, any other party may direct notices to such party at any business or residence address known to such other party. Any such notice to an unspecified address shall be effective when delivered personally or, with respect to mailed notices, upon actual receipt by the party to whom such notice is directed, or the date of refusal to accept delivery or inability to deliver, as shown on the return receipt.

16. TIME. Time is of the essence with respect to this Agreement.

17. FOREIGN PERSON STATUS. At Closing, if Seller does not deliver to Purchaser a certificate reasonably acceptable to Purchaser setting forth Seller's address and Social Security or Tax Identification number and certifying that Seller is not a foreign person for purposes of the Foreign Investment in Real Property Tax Act, as revised by the Deficit Reduction Act of 1984, then Purchaser shall deduct and withhold a tax equal to either ten percent (10%) of the Purchase Price or such other amount as may be authorized by a withholding certificate from the Internal Revenue Service. At Closing, if Seller does not deliver to Purchaser an affidavit reasonably acceptable to Purchaser' confirming that Seller is a resident or "deemed resident" of the State of Georgia for purposes of O.C.G.A. Section 48-7-128, then Purchaser shall be entitled to withhold a portion of the Purchase Price for payment to the Georgia Department of Revenue pursuant to said statute.

18. ENVIRONMENTAL CONDITIONS. To Seller's best reasonable knowledge:

(A) The Property has never been used as a landfill for garbage or refuse, dump, stump pit, toxic waste dump or cemetery, or for the handling, generation, treatment, release, storage or disposal of chemicals or hazardous wastes or substances so as to create an environmental hazard. For purposes of this Agreement, the term "hazardous wastes or substances" shall mean petroleum including crude oil or any fraction thereof, and any substance identified in CERCLA, RCRA, or any other federal, state or other governmental legislation or ordinance identified by its terms as pertaining to the disposal of hazardous substances or waste.

(B) (i) The Property is free from any hazardous or toxic materials or waste or similarly described substances under any applicable federal or state laws or regulations and (ii) there have been no violations of applicable
"wetlands" regulations in connection with the development of the Property.

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(C) There are no storage tanks located on the Property, either above or below ground.

19. SURVEY. Within thirty (30) days after the date that this Agreement has been fully executed by Seller and Purchaser, Purchaser may obtain and deliver to Seller, at Purchaser's sole cost and expense, a current boundary survey of the Property, which shall be prepared by a Georgia Registered Land Surveyor in accordance with no less than the minimum standards of the State of Georgia for surveys and land surveyors. Said survey shall: (A) be certified to Purchaser, Purchaser's lender (if applicable) and Purchaser's title insurer by the surveyor pursuant to a certificate in form and substance satisfactory to Purchaser; (B) correctly show the boundaries of the Property and the location of all buildings, structures, fences and other improvements situated on the Property, the location of and identify all visible easements and rights-of-way across, serving or abutting the Property, and all recorded easements to the extent they affect specific portions of the Property (including any and all off site easements affecting or benefiting the Property) and (C) contain a calculation of the exact acreage of the Property (calculated to the nearest 1/100th of an acre), exclusive of any streets, roads and rights-of-way. Seller agrees to execute a Quit Claim Deed with the legal description of this survey in favor of the Purchaser. Purchaser's notice of title objections pursuant to Section 4 above shall include any objections revealed by such survey.

20. CLOSING COSTS. Purchaser shall pay all recording costs of this transaction including document recording costs, all applicable intangible taxes and Purchaser's attorney's fees. Seller shall pay any applicable Georgia transfer fees and Seller's attorney's fees.

21. CLOSING. The sale of the Property shall be closed ("Closing") on or before ten (10) business days after the expiration of the Inspection Period ("Closing") at a time acceptable to Purchaser and Seller; provided, however, if Purchaser and Seller fail to agree on a time and place, the closing shall be held on the aforesaid date at 1:00 P.M, in the office of Broker at the address shown above.

22. CONDITIONS OF PURCHASE. The parties hereto agree that Purchaser's obligation to purchase the Property shall be subject to the satisfaction of the following terms and conditions ("The Conditions of Purchase"), any one or some of which may be waived in part:

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Check those applicable:

x
Inspections: Purchaser shall have a period of thirty (30) days  after the date this Agreement has been fully executed by Seller and Purchaser to inspect the Property (the "Inspection Period"). Commencing on the Acceptance Date of this Agreement, and subject to the rights of the tenants, if any, Purchaser, Purchaser's agents, employees and contractors, shall have the right during regular business hours, but without unreasonably interfering with the operations being carried on upon the Property, to enter the Property, for the purposes of making surveys, inspections, soil tests, environmental studies and other investigations of the Property, including, but not limited to, the physical condition of any improvements and mechanical and electrical systems, leases, management, service and other contracts affecting the Property, and Seller's accounting hooks and records with respect to the operations of the Property. Purchaser shalt and does hereby agree to indemnify, defend and hold harmless Seller and Brokers or others from any loss or damages as a result of the exercise by Purchaser of the rights herein granted, including any damage resulting from the negligence of Purchaser or Purchaser's agents, employees or contractors. This indemnity shall survive the rescission, cancellation, termination or consummation of this Agreement.

Should the Purchaser not be satisfied with the results of any of the reports, studies and inspections, the Purchaser at its sole discretion shall notify Seller of its dissatisfaction and declare this Agreement null and void prior to the expiration of the Inspection Period. Purchaser shall then be entitled to a full refund of its Earnest Money, less One Hundred Dollars ($100.00) thereof which will be paid by Purchaser to Seller as consideration for the termination right granted herein, and shall deliver to Seller, as in consideration hereof, the copies of its reports and studies, except for those that are proprietary or confidential in nature. Neither Purchaser nor Seller shall have any responsibilities, one to the other, if Purchaser notifies Seller of its dissatisfaction after Purchaser receives its Earnest Money.

_
Application for New Financing: This Agreement is made contingent on Purchaser obtaining new financing, and Purchaser's obligation to close is conditioned upon Purchaser accepting a written commitment for financing. Purchaser will not reject those terms of a commitment which provide for a loan amount of at least percent _____(_____%) of the Purchase Price, interest not to exceed_____ percent (_____%) per annum, a payment schedule calling for monthly payments amortized over not less than _____(_____) years, and total placement fees and points not more than percent _____ (_____%) of the loan amount. Purchaser shall make prompt application for said commitment, pay required costs and make a good faith effort to procure such financing. This Agreement shall terminate and Purchaser shall receive a refund of the Earnest Money unless Purchaser gives Seller written notice that this condition is satisfied or waived on or before_____(_____) days following the date this Agreement has been fully executed by Seller and Purchaser.

_
Assumption of Existing Financing: If payment of the Purchase Price includes Purchaser's assumption of a note and mortgage, Seller shall promptly deliver to Purchaser true, correct and complete copies of the underlying debt, loan and security instruments) to be assumed, and Purchaser shall he deemed to have approved all of the terms of such instruments) unless Purchaser gives notice of disapproval within ten (10) days after receiving such instrument(s), in which case this Agreement shall become null and void and Purchaser shall receive a refund of its Earnest Money. If any of the debt instrument(s) requires the consent of a third party to the assumption by Purchaser, then Seller and/or Purchaser (as required under such instrument(s)) shall apply for such consent within seven (7) days after Purchaser's receipt of such instrument(s), Upon Purchaser's request, Seller shall assist Purchaser in requesting and/or procuring the third party's consent to the assumption on the Purchaser's behalf. This Agreement shall terminate and Purchaser shall receive a refund of the Earnest Money, unless Purchaser give Seller written notice within _____ (_____) days of receiving the debt instrument(s) stating that such consent is available on terms and conditions reasonably acceptable to Purchaser or that Purchaser is waiving this assumption contingency. Purchaser shall pay any assumption fees or other out-of-pocket expenses attributable to the assumption of the underlying indebtedness.

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23. GENERAL.

(A) Entire Agreement. This Agreement constitutes the sole and entire Agreement between the parties hereto with respect to the subject matter hereof, and no modification of this Agreement shall be binding unless signed by all parties to this Agreement. No representation, promise, or inducement not included in this Agreement shall be binding upon any party hereto.

(B) Captions. The headings at the beginning of each paragraph are for clarification purposes only and are not intended to alter the context of this Agreement.

(C) Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, legal representatives, successors and assigns.

(D) Time of the Essence. Time is of the essence of this Agreement.

(E) Governing Law. This Agreement shall be interpreted in all respects in accordance with the laws of the State of Georgia.

(F) No Waiver. No failure of any party to exercise any power given hereunder or to insist upon strict compliance with any obligation specified herein, and no custom or practice at variance with the terms hereof, shall constitute a waiver of either party's right to demand exact compliance with the terms hereof.

(G) Counterparts. This Agreement may be executed in several counterparts, each of which shall constitute an executed original hereof.

(H) Conditions Precedent. Conditions precedent to the obligation of either pay to close hereunder, if any, are for the benefit of such party only, and any and all of said conditions may be waived in the discretion of the party benefited thereby.

(I) Responsibility to Cooperate. Seller and Purchaser agree that such documentation as is reasonably necessary to carry out the terms of this Agreement shall be produced, executed and/or delivered by such parties within the time required to fulfill the terms and conditions of this Agreement.

(J) Survival of Agreement. Any condition or stipulation not fulfilled at the time of the Closing shall survive the CIosing, execution and delivery of the warranty deed until such time as said conditions or stipulations are fulfilled.

(K) Closing Certifications. Seller shall deliver to Purchaser at the Closing an affidavit: (i) certifying that Seller is not a foreign person within the meaning of Section 1445 of the Internal Revenue Code; (ii) certifying the information required for Internal Revenue Service Form 1099; and (iii) certifying as to such other matters as may be reasonably required by the title insurance company for issuance of a title insurance policy on the Property.

(L) If the time period by which any right, option or election provided under this Agreement must be exercised, or by which any act required hereunder must be performed, or by which the closing must be held, expires on a Saturday, Sunday or legal holiday, then such time period shall be automatically extended to the close of business on the next regular business day.

(M) Real estate taxes on the Property for the calendar year in which the sale is closed shall be prorated as of the date of Closing.

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(N) All tenant security deposits shall be delivered or credited by Seller to Purchaser at Closing, and Purchaser shall sign an agreement at Closing to hold Seller harmless against claims regarding such transferred security deposits.

(O) Possession of the Property shall be granted by Seller to Purchaser no later than _____, subject to the rights of tenants of the Property, if any are listed on Exhibit "D" hereto.

(P) Any box not checked in any paragraph is specifically not applicable.

Any postponement or delay of the Closing, as may be permitted in this Agreement, shall not exceed eighteen (18) months, unless otherwise expressly agreed in writing by all of the parties hereto.

24. ATLANTA COMMERCIAL BOARD OF REALTORS, INC. ("ACBR") DISCLAIMER; WAIVER AND RELEASE OF CLAIMS. This "Disclaimer; Waiver and Release of Claims" provision, without any changes, modifications, deletions or revisions, must be included in all ACBR Form documents that include any reference to ACBR The parties hereto hereby acknowledge and agree that: (A) THIS DOCUMENT HAS IMPORTANT CONSEQUENCES, LEGAL, FINANCIAL AND OTHERWISE, AND ACBR HAS ADVISED THE PARTIES THAT THEY SHOULD EACH CONSULT WITH AN ATTORNEY OR OTHER PROFESSIONAL OF THEIR CHOICE WITH RESPECT TO THE TERMS OF, AND/OR THE COMPLETION, MODIFICATION AND/OR EXECUTION OF, THIS DOCUMENT ; (B) form documents by their nature are designed to be of general application, and may not be applicable to specific facts and circumstances, may not address a given party"s specific conditions or requirements and/or may not reflect the relative bargaining or negotiations of the parties, as such variables may arise on any given transaction; (C) to avoid any possible misunderstanding or confusion as to the original form of this document and any revisions, modifications or changes to it, any and all revisions, modifications or changes to the original should be made readily apparent by highlighting, underscoring or other means to distinguish them from the original ACBR form; (D) ACBR has made the original versions of this document and other document forms available to ACBR's members as a service, but makes no representation or warranty, express or implied, as to the suitability or applicability of the terms and conditions of, or the enforceability of, this document or other document farms; (E) ACBR document forms are updated by ACBR from time to time, and ACBR strongly recommends to the parties that they use the most current, updated versions of any such document forms; and (F) by executing this document the parties hereto each hereby waive and release ACBR, its officers, directors, members, employees and agents, from any and all claims, demands and/or causes of action (whether known or unknown) arising out of, pertaining to or resulting directly or indirectly from the use of this form document.

25. SPECIAL STIPULATIONS.

_____

This instrument shall be regarded as an offer by the first party to sign it and is open for acceptance by the other party until 5 O'clock P .M. on the 8 day of December,    2011 , by which time written acceptance of such offer must have been actually received by Broker, who shall promptly notify the other party of such acceptance. The parties agree that this Agreement may be executed by facsimile and in counterparts, each of which shall be affected as an original.

Purchaser acknowledges that Purchaser has read and understood the terms of this Agreement and has received a copy of it.

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The date of this Agreement is _____,_____.

ACCEPTANCE DATE. The Acceptance Date of this Agreement is the date upon which the last party executes or initials the last change in this Agreement and is_____. The party last executing this Agreement shall promptly deliver executed counterparts of this Agreement to Al parties in accordance with the notice provisions of this Agreement.

Note: Prepare and attach Exhibits "A" - "D", as applicable

Exhibit 'A" Legal Description of Land
Exhibit "B" Permitted Title Exceptions
Exhibit "C" Management, Service or other Contracts
Exhibit "D" Leases

Signatures on Following Page

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IN WITNESS WHEREOF, Purchaser, Seller, Broker and Co-Broker have hereunto set their hands and seals as of the date indicated below.

PURCHASER:

By:	/s/ David E. Clevenger	(Seal)
Name:	David E. Clevenger
Title:
Address:	3042 Matlock Dr., Kennesaw, Ga 30144
Phone:	770-874-8500
Fax:	770-874-8501
Date:	12/1/2011

SELLER:	Wells Fund XIV

By:		(Seal)
Name:
Title:
Address:
Phone:
Fax:
Date:

BROKER:	Wilder Realty, Inc

By:		(Seal)
Name:	Tom Wilder
Title:	Owner
Address:	312 Gray Shingle Ln., Woodstock, Ga 30189
Phone:	770-973-1422
Fax:	770-973-0430
Date:
Firm License #:	6,774
Agent Name(s):	Thomas E. Wilder Jr
Agent License # (s):	182,858

CO-BROKER:	Collier International

By:
Name:
Title:
Address:	1349 W. Peachtree St. Ste 1100, Atl., Ga 30309
Phone:
Fax:
Date:
Firm License #:
Agent Name(s):
Agent License # (s):
Add additional names & License #s of other agents involved in connection with this transaction.

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REPLACEMENT SIGNATURE PAGE (PAGE 13 OF 14) TO THE
COMMERCIAL SALES AGREEMENT

IN WITNESS WHEREOF, the parties hereto have set forth their hands as of the date first set forth above.
SELLER:

WELLS FUND XIV - 3675 KENNESAW 75 PARKWAY, LLC,
a Georgia limited liability company

By:    Wells Real Estate Fund XIV, L.P., a Georgia
Limited partnership, its sole member

By:    Wells Capital, Inc., a Georgia corporation
its general partner

By: /s/Douglas P. Williams
Name: Douglas P. Williams
Title: Senior Vice President

/s/Douglas P. Williams
Leo F. Wells, III, its general partner, by and
through Douglas P. Williams as attorney in fact

PARALLAX DIGITAL STUDIOS, INC.,
a Georgia corporation

By: _________________
Name: _______________
Title: ________________